Exhibit 10(ee)

HUMANA INC.

STOCK OPTION AND RESTRICTED STOCK AGREEMENT

WITH RESTRICTIVE COVENANTS

UNDER THE 2003 STOCK INCENTIVE PLAN

THIS AGREEMENT (“Agreement”) made as of                                                  ,              by and between HUMANA INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), and                                                              , a Grantee of the Company (hereinafter referred to as “Grantee”).

WITNESSETH

WHEREAS, the 2003 Stock Incentive Plan (the “Plan”), for certain employee and non-employee Directors of the Company and its subsidiaries was approved by the Company’s Board of Directors (the “Board”) and stockholders; and

WHEREAS, the Company desires to grant to Grantee i) an option to purchase shares of common stock of the Company and ii) restricted shares of common stock of the Company in accordance with the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Grantee agree as follows:

I.	OPTION GRANT

A. Grant of Option. The Company hereby grants to Grantee, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, a non-qualified stock option to purchase                                                   (                ) shares of the $.16-2/3 par value common stock of the Company (“Common Stock”) at the purchase price of $             per share (the “Option”) exercisable on the terms and conditions set forth herein.

B. Term. The term of the Option shall commence upon the date of grant,                                      ,           , and shall expire on                                          ,             , (“Expiration Date”).

C. Vesting of Option. Except as otherwise set forth herein, this Option shall be exercisable by Grantee or his/her personal representative on and after the            anniversary of the date hereof in cumulative annual installments of                  of the number of shares covered hereby.

D. Effect of Termination of Employment.

1. If the employment of Grantee by the Company is terminated for Cause, all the rights of Grantee under this Agreement, whether or not exercisable, shall terminate immediately.

2. If the employment of Grantee is terminated for any reason other than for Cause, Retirement, death or Disability, unless otherwise specified herein, all the rights of Grantee under this Agreement then exercisable shall remain exercisable at any time within ninety (90) days after the date of such termination, but in no event beyond the Expiration Date.

3. In the event of Grantee’s Retirement, this Option shall be exercisable at any time within two (2) years after the date of Retirement, but in no event beyond the Expiration Date, and only to the extent the Option was exercisable at the date of Retirement.

4. In the event of death or Disability of Grantee while in the employ of the Company, this Option shall become immediately exercisable and shall remain exercisable by Grantee or the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the Grantee or the estate of the Grantee at any time within two (2) years after the date of such death or Disability, regardless of the Expiration Date.

5. In the event of a Change in Control, as defined in the Plan, the Option granted in Section I shall become fully vested and immediately exercisable in its entirety. In addition, Optionee will be permitted to surrender for cancellation within sixty (60) days after a Change in Control, any portion of this Option to the extent not yet exercised and Optionee will be entitled to receive a payment in an amount equal to the excess, if any, of (x) the greater of (1) the Fair Market Value on the date of surrender of the Shares subject to this Option or portion thereof surrendered, or (2) the Fair Market Value, as Adjusted, of the Shares subject to this Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under this Option or portion thereof surrendered. The form of payment shall be determined by the Committee. In the event Optionee’s employment with the Company is terminated other than for Cause within three (3) years following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending the earlier of the second anniversary of the termination of the Optionee’s employment or the expiration of the stated term of the Option.

E. Exercise of Option.

1. This Option shall be exercisable only by written notice to the Secretary of the Company at the Company’s principal executive offices by Grantee or his/her legal representative as herein provided. Such notice shall state the number of shares to be exercised and shall be signed by Grantee or his/her legal representative, as applicable.

2. The purchase price shall be paid as follows:

a) In full in cash upon the exercise of the Option; or

b) By tendering to the Company shares of the Common Stock of Company owned by him/her prior to the date of exercise and having an aggregate fair market value equal to the cash exercise price applicable to his/her Option; or

c) A combination of I.E.(2)(a) and I.E.(2)(b) above.

3. Federal, state and local income taxes and other amounts as may be required by law to be collected by the Company in connection with the exercise of this Option shall be paid pursuant to the Plan by Grantee prior to the delivery of any Common Stock under this Agreement.

II.	RESTRICTED STOCK GRANT

A. Purchase and Sale of Common Stock. Subject to the terms and conditions hereinafter set forth, and in accordance with the provisions of the Plan, the Company hereby grants to Grantee, and Grantee hereby accepts from the Company                                                                   (                    ) Shares. The purchase price, if any, for the Shares shall be determined by the Committee, but shall not be less than par value of $.16 2/3 per share.

B. Restrictions on Non-Vested Shares. Until such time as the Shares purchased hereunder have vested in accordance with Section II.C. (Shares which are not vested are referred to herein as “Restricted Stock”), such Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. In addition, such Restricted Stock shall be subject to forfeiture in accordance with the provisions of Section II.D. Except for the restrictions provided for in this Section II.B., Grantee shall have all of the rights of a stockholder with respect to Restricted Stock including, but not limited to, the right to vote and receive dividends, or other distributions paid or made with respect to the Restricted Stock (other than dividends paid in Shares, which stock dividends shall be subject to the same restrictions as apply to the Restricted Stock with respect to which they were received).

C. Vesting of Shares.

1. None of the Restricted Stock shall vest until February 23, 2009, the third anniversary of the date hereof, at which time it shall vest in full.

2. Notwithstanding the foregoing, upon (i) the death or Disability of Grantee, or (ii) a Change in Control, all restrictions shall lapse and the Restricted Stock shall thereafter be immediately transferable and non-forfeitable.

3. Upon the Restricted Stock becoming vested, such Shares shall be free of all restrictions provided for in this Section II.

D. Forfeiture. Upon the termination of Grantee’s employment with the Company prior to the time the Restricted Stock has vested pursuant to Section II.C., the Restricted Stock shall thereupon be forfeited immediately by Grantee.

E. Retention of Stock Certificate. Notwithstanding that Grantee has been awarded the Restricted Stock on the date hereof, the Company has caused all Restricted Stock to be issued in book entry format or under a Certificate representing the Restricted Stock prior to vesting. If a Certificate is issued, it shall bear the following legend:

“The Shares represented by this certificate have been issued pursuant to the terms of the Humana Inc. 2003 Stock Incentive Plan and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such Shares dated February 23, 2006.”

Upon the vesting of the Restricted Stock, Grantee shall have the right to receive a Certificate evidencing such vested stock and shall have the right to have the legend provided for above removed from the Certificate representing such vested Shares.

F. Taxes. Federal, state and local income taxes and other amounts as may be required by law to be collected by the Company in connection with the grant or vesting of an Award shall be paid by Grantee prior to the issuance of a Certificate representing the Shares.

G. Execution. If Grantee shall fail to execute this Agreement and return the executed original to the Secretary of the Company, the Award shall be null and void.

III.	AGREEMENT NOT TO COMPETE AND AGREEMENT NOT TO SOLICIT

A. Agreement Not To Compete. Grantee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Grantee’s termination of employment with the Company, Grantee, directly or indirectly, personally, or as an Grantee, officer, director, partner, member, owner, shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

Participate in any business which competes with the Company, including, without limitation, health maintenance organizations, insurance companies or prepaid health plan businesses, in which the Company has been actively engaged during any part of the two (2) year period immediately preceding the Grantee’s employment termination date (“Company Business”), in any of the markets in which the Company is then currently doing business.

B. Agreement Not To Solicit. Grantee hereby covenants and agrees that for a period commencing on the date hereof and ending twelve (12) months after the effective date of Grantee’s termination of employment with the Company, Grantee, directly or indirectly, personally, or as an Grantee, officer, director, partner, member, owner, shareholder, investor or principal of, or consultant or independent contractor with, another entity, shall not:

1. Interfere with the relationship of the Company and any of its Grantees, agents, representatives, consultants or advisors.

2. Divert, or attempt to cause the diversion from the Company, any Company Business, nor interfere with relationships of the Company with its policyholders, agents, brokers, dealers, distributors, marketers, sources of supply or customers.

3. Solicit, recruit or otherwise induce or influence any Grantee of the Company to accept employment in any business which competes with the Company Business, in any of the markets in which the Company is then currently doing business.

C. Effect of Termination of Employment.

1. In the event Grantee voluntarily resigns or is discharged by Company with Cause at any time prior to the vesting of the Restricted Stock, the prohibitions on Grantee set forth herein shall remain in full force and effect.

2. In the event Grantee is discharged by Company other than with Cause prior to the vesting herein of the Restricted Stock, the prohibitions set forth in Section III.A. shall remain in full force and effect only if the Company, solely at its option, pays to Grantee an amount at least equal to Grantee’s then current annual base salary, whether such amount is paid pursuant to this provision or pursuant to any other severance or separation plan or other plan or agreement between Grantee and Company.

3. In the event Grantee is discharged by Company other than with Cause prior to vesting herein of the Restricted Stock, the prohibitions set forth in Section III.B. above shall remain in full force and effect.

4. After the vesting of the Restricted Stock, the prohibitions on Grantee set forth herein shall remain in full force and effect, except as otherwise provided in Section III.D.

D. Effect Of Change In Control.

1. In the event of a Change in Control, the prohibitions on Grantee set forth in Section III.A. shall remain in full force and effect only if the acquirer or successor to the Company following the Change in Control shall, solely at its option, pay, within thirty (30) days following Grantee’s employment termination date with the Company or its successor, to the Grantee an amount at least equal to Grantee’s then current annual base salary, plus Grantee’s maximum potential bonus pursuant to any bonus plan in which Grantee participated as of the date of the Change in Control. Such sums shall be in addition to any other amounts paid or payable to Grantee with respect to other change in control agreements.

2. In the event of a Change in Control, the prohibitions on Grantee set forth in Section III.B. shall remain in full force and effect.

E. Governing Law. Notwithstanding any other provision herein to the contrary, the provisions of this Section III of the Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflicts or choice of laws rules or principles that might otherwise refer construction or interpretation of this Section III to the substantive law of another jurisdiction.

F. Injunctive Relief; Invalidity of Any Provision. Grantee acknowledges that (1) his or her services to the Company are of a special, unique and extraordinary character, (2) his or her position with the Company will place him or her in a position of confidence and trust with respect to the operations of the Company, (3) he or she will benefit from continued employment with the Company, (4) the nature and periods of restrictions imposed by the covenants contained in this Sections III hereof are fair, reasonable and necessary to protect the Company, (5) the Company would sustain immediate and irreparable loss and damage if Grantee were to breach any of such covenants, and (6) the Company’s remedy at law for such a breach will be inadequate. Accordingly, Grantee agrees and consents that the Company, in addition to the recovery of damages and all other remedies available to it, at law or in equity, shall be entitled to seek both preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Grantee of any covenant contained in Section III hereof. If any provision of this Section III is determined by a court of competent jurisdiction to be invalid in whole or in part, it shall be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law, and as so amended, shall be enforceable. The parties further agree to execute all documents necessary to evidence such amendment.

IV.	MISCELLANEOUS PROVISIONS

A. Binding Effect & Adjustment. This Agreement shall be binding and conclusive upon each successor and assign of the Company. Grantee’s obligations hereunder shall not be assignable to any other person or entity. It is the intent of the parties to this Agreement that the benefits of any appreciation of the underlying Common Stock during the term of the Award shall be preserved in any event, including but not limited to a recapitalization, merger, consolidation, reorganization, stock dividend, stock split, reverse stock split, spin-off or similar transaction, or other change in corporate structure affecting the Shares, as more fully described in Section 4.7 of the Plan. All obligations imposed upon Grantee and all rights granted to Grantee and to the Company shall be binding upon Grantee’s heirs and legal representatives.

B. Amendment. This Agreement may only be amended by a writing executed by each of the parties hereto.

C. Governing Law. Except as to matters of federal law and as otherwise provided herein, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. This Agreement shall also be governed by, and construed in accordance with, the terms of the Plan.

D. No Employment Agreement. Nothing herein confers on the Grantee any rights with respect to the continuance of employment or other service with the Company, nor will it interfere with any right the Company would otherwise have to terminate or modify the terms of Grantee’s employment or other service at any time.

E. Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify this Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

F. Defined Terms. Any term used herein and not otherwise defined herein shall have the same meaning as in the Plan. Any conflict between this Agreement and the Plan will be resolved in favor of the Plan. Any disputes or questions of right or obligation which shall result from or relate to any interpretation of this Agreement shall be determined by the Committee. Any such determination shall be binding and conclusive upon Grantee and any person or persons claiming through Grantee as to any rights hereunder.

IN WITNESS WHEREOF, Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has executed this Agreement, each as of the day first above written.

“Company”

ATTEST:		HUMANA INC.

BY:		BY:
	______________________________	Senior Vice President and General Counsel
___________________________________
Secretary

“Grantee”